EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

As independent registered public accountants, we hereby consent to the incorporation of our report dated December 17, 2009 on the Company’s Consolidated Financial Statements as of and for the year ended September 30, 2009 included in this Form 10-K, into the Company’s previously filed Registration Statements on Form S-8 (File No. 333-61229, File No. 333-104785 and File No. 333-164534).

/s/ Caturano and Company, Inc.
Caturano and Company, Inc.

Boston, Massachusetts
December 23, 2010